Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE LICENSE AGREEMENT
BETWEEN
THE RESEARCH INSTITUTE AT NATIONWIDE CHILDREN’S HOSPITAL
AND
AVEXIS, INC.

This Exclusive License Agreement (the “Agreement”) is entered into as of the last date of the signatures below (the “Effective Date”) by and between the Research Institute at Nationwide Children’s Hospital, a nonprofit Ohio corporation (“Research Institute”) and AveXis, Inc., a Delaware corporation  having offices at 2275 Half Day Rd, Suite 160, Bannockburn, IL 60015 (“Licensee”).

RECITALS

1.          Research Institute has been authorized to license rights in the Licensed Technology (as defined below) pursuant to an Inter-Institutional Agreement with Ludwig Institute for Cancer Research Ltd. (“Ludwig”) dated August 4, 2015, co-owner of the Licensed Patents;

2.          Research Institute and Ludwig desire to have the Licensed Technology developed and marketed at the earliest possible time to ensure availability for public use and benefit;

3.          Licensee intends to bring together the scientific and business expertise, facilities and capital to develop and market the Licensed Technology under a license from Research Institute; and

4.          Research Institute and Ludwig are willing to grant Licensee a license to exploit the Licensed Technology subject to the terms and conditions set forth below.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed, Research Institute and Licensee hereby agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1      Definitions.  The capitalized terms used herein shall have the meanings set forth below in this Section 1.1 unless otherwise expressly defined in this Agreement.

1.1.1     “Affiliate” shall mean any entity which directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with Licensee.  For the purpose of this definition, “ownership” or “control” shall mean: (a) the direct or indirect possession or ownership of greater than fifty percent (50%) of the outstanding voting stock of the entity; (b) the right to receive more than fifty percent (50%) of the profits or earnings of the entity; (c) the power to appoint or remove a majority of the board of directors of the entity; or (d) the power to direct the management and policies of the entity.  For clarity, an entity’s status as an Affiliate shall terminate if, at any time, such entity is not within the definition listed above; provided; however, the obligations of that entity shall continue until their purposes are fulfilled in accordance with the terms and conditions of this Agreement.

1.1.2     “Change of Control” shall mean: (a) the acquisition, either directly or indirectly, by any non-Affiliated third party of more than **** of the voting stock of

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Licensee; (b) any merger or consolidation, including a series of transactions amounting to the foregoing, involving Licensee that requires a vote of the stockholders of Licensee; or (c) the transfer to any non-Affiliated third party of all or substantially all the assets of Licensee relating to the subject matter of this Agreement.

1.1.3     “Field of Use” shall mean for therapies and treatment of Amyotrophic Lateral Sclerosis (“ALS”) in human use only.

1.1.4     “Net Sales” shall mean the gross amount received by Licensee or any sublicensee, including its Affiliates, for the sale, transfer or other disposition of Licensed Products to a third party for end use (including where the Affiliate or sublicensee is the end user) less the following to the extent documented as attributable to the Licensed Products: ****.  In the event Licensed Products are put into use, sold, transferred or otherwise disposed of other than in an arms-length transaction, or if Licensee, including its Affiliates or its sublicensees, receive consideration other than cash for Licensed Products, then the invoiced amount shall be calculated at ****.

1.1.5     “Innovators” shall mean ****.

1.1.6     “License Year” shall mean each calendar year in which this Agreement is in effect, provided that the first License Year shall begin on the Effective Date of this Agreement and run until December 31 of the same calendar year and the final License Year shall end on the date of expiration or termination of this Agreement.

1.1.7     “Licensed Patents” shall mean those patents and/or patent applications identified in Exhibit A, all U.S., PCT, and foreign applications claiming priority thereto, including divisionals, continuations, or continuations-in-part (to the extent that the claimed subject matter of such continuations-in-part is disclosed in the parent Licensed Patent) all patents issuing thereon, reissues, reexaminations, and any extensions thereof or supplementary protection certificates allowed thereon; provided, however, in each case only to the extent of subject matter claimed that is fully disclosed and enabled by the disclosures in Exhibit A to satisfy 35 U.S.C. §112.

1.1.8     “Licensed Products” shall mean any product or process, including a service:  (a) that is claimed in whole or in part by the Licensed Patents, or the use or manufacture is claimed in whole or in part by the Licensed Patents; (b) the development, manufacture, use, sale or importation of which incorporates or is derived from the Technical Information; or (c) that meets the criteria of both (a) and (b).

1.1.9     “Licensed Technology” shall mean the Licensed Patents and the Technical Information.

1.1.10   “Licensed Territory” shall mean worldwide.

1.1.11   “Party” shall mean either Licensee or Research Institute, and “Parties” shall mean both Licensee and Research Institute.

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1.1.12   “Royalty Period” shall mean each calendar year during the Royalty Term; provided that the first Royalty Period of this Agreement shall begin on the date of the first commercial sale and end on the last day of the calendar year in which the first commercial sale occurs.

1.1.13   “Royalty Term” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the first commercial sale of such Licensed Product in such country in the Licensed Territory and ending on the last to occur of: (a) the last to expire of the Licensed Patents covering such Licensed Product in such country; or (b) the expiration of Market Exclusivity (as defined below).

1.1.14   “Technical Information” shall mean: (a) research and development information, unpatented inventions, and know-how pertaining to the Licensed Patents created by the Innovators of the Research Institute known as of the Effective Date or learned or developed during the Term of this Agreement; and (b) tangible materials pertaining to the Licensed Patents made by the Innovators in amounts selected by Research Institute in consultation with the Licensee and in amounts not so little as to unduly burden Licensee in its performance under this Agreement; each solely to the extent Research Institute has determined, in its sole discretion, to provide to Licensee hereunder.

1.1.15   “Term” shall have the meaning set forth in Section 11.1.

1.1.16   “Market Exclusivity” shall mean any orphan drug-based exclusive marketing rights conferred by any Regulatory Authority with respect to a Licensed Product in a country in the Licensed Territory, including orphan drug exclusivity rights conferred by the U.S. Food and Drug Administration (FDA) or any rights equivalent thereto conferred by any Regulatory Authority in any other country in the Licensed Territory.

1.2      Interpretation.  Each definition in this Agreement includes the singular and the plural.  References to any statute or regulation mean such statute or regulation, as amended from time to time, and include any successor legislation, regulations, guidelines and policies promulgated therefrom.  The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement.  The Exhibits attached hereto are hereby incorporated by reference into and shall be deemed a part of this Agreement.  The term “including” shall mean “including but not limited to.”

Article 2
LICENSE GRANTS AND RESERVATION OF RIGHTS

2.1      Grants.

2.1.1     Patent License.  Subject to the terms and conditions of this Agreement and Licensee’s compliance therewith, Research Institute and Ludwig grant to Licensee an exclusive, non-transferable (except a transfer to an Affiliate or as otherwise permitted herein), sublicensable through multiple tiers (in accordance with Section 2.1.4) license in the Field of Use in the Licensed Territory under the Licensed Patents to make, have made (only Licensed Products of Licensee, its Affiliates and sublicensees for sale by or on behalf of Licensee, its Affiliates

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and sublicensees), use, sell, offer for sale and import Licensed Products throughout the Licensed Territory solely within the Field of Use.

2.1.2     Technical Information License. Subject to the terms and conditions of this Agreement and Licensee’s compliance therewith, Research Institute grants to Licensee a non-exclusive, non-transferable (except a transfer to an Affiliate or as otherwise permitted herein), sublicensable through multiple tiers (in accordance with Section 2.1.4) license in the Field of Use in the Licensed Territory to use the Technical Information to develop and manufacture Licensed Products throughout the Licensed Territory for the Field of Use.  The Technical Information is “AS IS” and Research Institute shall transfer materials, including those materials listed in Exhibit B, that are included within the Technical Information on the same basis within **** of the Effective Date.  Research Institute has no other obligation with respect to the Technical Information; provided, however, that Research Institute shall represent, to the best of its knowledge that (i) none of its inter-institutional agreements or other contractual relationships with third parties shall prohibit or otherwise operate to restrict or materially impair any of the terms of this Agreement (ii) no other obligations to third parties exist that prevent Research Institute from fulfilling its obligations under the Agreement, and (iii) it shall have a continuing obligation to provide certain Technical Information to Licensee, if Licensee determines, in consultation with Research Institute, that such Technical Information is required to satisfy Licensee’s performance under Article 3 of this Agreement to commercialize the Licensed Products.  The Technical Information: (a) is provided to Licensee solely for the purpose as set forth in this Section 2.1.2 and no other purpose, in bailment with no equitable or legal title transferring; (b) shall be returned or its destruction certified upon request by Research Institute after termination of the Agreement provided, that in the event of the natural expiration of the Term, Licensee’s license to use the Technical Information would continue in accordance with Section 11.3.1; and (c) nothing herein shall be construed as a sale of the Technical Information.

2.1.3     Subcontracting.  Subject to the terms and conditions of this Agreement and Licensee and each subcontractor’s compliance therewith, Licensee, its Affiliates and sublicensees may elect to have Licensed Products made for it under subcontract in accordance with its rights in Section 2.1.1, provided that Licensee, its Affiliates and sublicensees does so by a written agreement with such subcontractor consistent with the terms and conditions of this Agreement, the agreement names Research Institute and Ludwig as a third party beneficiary with respect to the indemnification obligations by such subcontractors, is not further transferable by delegation or otherwise, and terminates upon termination of this Agreement. Licensee shall provide notice to Research Institute of each such agreement granting such rights, including the contact information for the subcontractor and the specific Licensed Products the subcontractor is manufacturing. Licensee shall remain **** for each subcontractor’s compliance with the terms and conditions of this Agreement as if such entity was performing as Licensee under the terms and conditions of this Agreement, and Research Institute shall have the right to request an audit of sublicensees to determine compliance.

2.1.4     Sublicenses.  Subject to the terms and conditions of this Agreement and Licensee and each sublicensee’s compliance therewith, Licensee may grant sublicenses

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through multiple tiers under the rights licensed to Licensee in Sections 2.1.1 and 2.1.2 provided that Licensee does so by written agreement consistent with the terms and conditions of this Agreement.  Licensee agrees to provide Research Institute with: (a) the identity of any sublicensee; (b) prompt notification and a copy of each final sublicense agreement and any amendment thereof.  Any such sublicense agreement shall name Research Institute and Ludwig as a third party beneficiary with respect to indemnification obligation by such licensee.  In the event of termination of this Agreement, in order to continue to practice the Licensed Technology, at each sublicensee’s election, such sublicensee shall become a direct licensee of Research Institute under the terms and conditions of this Agreement, to the extent applicable to the scope of the sublicense granted to such sublicensee, on the condition that (i) the sublicensee is not then in breach of its sublicense and (ii) sublicensee did not cause or contribute to such termination. Each sublicense agreement shall terminate upon termination of this Agreement.  Licensee shall remain **** for each sublicensee’s compliance with the sublicense agreement as if such entity was performing as Licensee under the terms and conditions of this Agreement, and at Research Institute’s request, Licensee shall audit sublicensee(s) in accordance with the terms of the applicable sublicense agreement to determine compliance.

2.2      Reservation of Rights.

2.2.1     Research Institute and Ludwig reserve on behalf of themselves and their affiliates and subsidiaries: (a) all rights, titles and interests not expressly granted in Sections 2.1.1 and 2.1.2; (b) the right to practice, have practiced and transfer the Licensed Technology for research and development purposes, including education, research, teaching, clinical trials, publication and public service; and (c) the right to practice and license the Licensed Technology in connection with its use in Research Institute GMP manufacturing facility for research and development purposes, including education, research, teaching, clinical trials, publications and public service.  Notwithstanding the foregoing, in no event shall Research Institute’s or Ludwig’s use or practice, or permit others to use or practice, the Licensed Technology in the Field of Use for any commercial for profit purpose For purposes of clarification nothing in this Agreement is intended to or shall be construed to restrict the ability of Research Institute or Ludwig to use, practice or permit others to use or practice the Licensed Technology for any purpose except as to the Field of Use, as stated above.  Licensee is obtaining access to the Licensed Technology but not secrecy thereof.

2.2.2     Subject to Section 12.2, this Agreement does not convey and Research Institute retains all rights, titles or interests, including conveyances by implication, estoppel or otherwise, in tangible or intangible property rights, including any patents, know-how, tangible materials, or other inventions or discoveries, that are not the Licensed Technology as granted in Sections 2.1.1 and 2.1.2.

2.3      Government Rights.  Licensee understands that the Licensed Patents may have been conceived or may be first actually reduced to practice with funding from the U.S. government.  All rights granted shall be limited by and subject to the rights of the U.S. government, as applicable, and Licensee agrees to comply and enable Research Institute to comply with all obligations to the U.S. government, including those set forth in 35 U.S.C. §200 et al., regarding substantially manufacturing and practicing Licensed Products in the U.S., unless waived.  On an annual basis, Licensee shall report to Research Institute whether or not it qualifies as a “small business firm” as defined in 37 C.F.R. 401.14(a)(5).

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Article 3
DUE DILIGENCE BY LICENSEE

3.1      Due Diligence by Licensee.  Licensee represents and warrants to Research Institute, to induce Research Institute to enter into this Agreement, that Licensee: (a) shall use commercially reasonable efforts to exploit the Licensed Technology, where it is commercially reasonable to do so, so that public utilization and practical application results therefrom; (b) has, or shall obtain within **** after the Effective Date, the expertise necessary to develop, market and sell Licensed Products if commercially reasonable.

3.2      Development Plan.  Licensee has provided Research Institute with the development plan attached as Exhibit C describing the steps Licensee agrees to take to develop the Licensed Technology and make and sell Licensed Products in the Field of Use and throughout the Licensed Territory, as may be updated by Licensee from time to time during the Term.

3.3      Development Report.  Within **** following the end of each License Year, Licensee shall provide Research Institute with a written development report containing at least the information set forth in Exhibit D, and describing in reasonable detail: (a) as of that reporting period, all development activities for each Licensed Product and the names of all sublicensees, including which are Affiliates; and (b) an updated development plan for the next reporting period which shall, notwithstanding Section 12.3, amend Exhibit C of this Agreement.

3.4      Milestones. Licensee shall achieve the following milestones.  Licensee shall promptly notify Research Institute upon the achievement of each of the milestones, identify whether the Licensee or a sublicensee is responsible for the achievement of such milestone and the actual achievement date of such.

3.4.1     Licensee shall market the Licensed Products in the United States upon receiving regulatory approval if commercially reasonable;

3.4.2     Following the first commercial sale of a Licensed Product, Licensee shall satisfy the market demand for such Licensed Product in those countries within the Licensed Territory for which Licensee has obtained regulatory approval for such Licensed Product during the Term if and where commercially reasonable to do so and continue to develop additional Licensed Products and applications within the Field of Use if commercially reasonable.

3.5      Requirements.  Licensee’s failure to perform any of its obligations specified in this Article 3, including: (a) perform substantially in accordance with the current development plan as defined in Exhibit C (and any update thereto); or (b) meet each milestone in Section 3.4; in each case of (a) and (b), shall constitute a material breach of this Agreement and Research Institute shall have the right and option at its sole election to terminate this Agreement as provided in Section 11.2.2 in whole or in part, or convert Licensee’s exclusive license to a non-exclusive license with respect to the applicable Licensed Product in the applicable country for which it was finally determined that Licensee had materially breached such diligence obligations hereunder.

3.6      Development Records.  Licensee shall maintain documentation evidencing that Licensee is pursuing development of Licensed Products as required herein.  Such documentation may include invoices for studies of Licensed Products, laboratory notebooks, internal job cost records, and filings made to the Internal Revenue Department to obtain tax credits, if available, for research and development of Licensed Products. Licensee shall permit Research Institute and/or its representatives to audit the

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development records subject to the same procedures and restrictions set forth for audit of financial records in Section 4.7.

Article 4

ROYALTIES AND MINIMUM PAYMENTS

4.1      License Issue Fee.  Licensee shall pay Research Institute a non-creditable and non-refundable license issue fee in the amount of One Hundred Thousand Dollars ($100,000), within seven (7) days of the Effective Date.

4.2      License Maintenance Fee.  Licensee shall pay Research Institute the non-creditable and non-refundable license maintenance fees as follows.

4.2.1     Annual Payment.  Licensee shall pay to Research Institute **** per year, payable no later than **** following the Effective Date and annually no later than **** each year.

4.2.2     Product Development Milestones.  Licensee shall pay to Research Institute milestone payments in the amount specified below upon every occurrence of each of the following milestone events for each Licensed Product anywhere in the Licensed Territory.

Milestone Event	Payment Amount
IND Approval	$****USD
****	$****USD
****	$****USD
****	$****USD
Initiation of Phase I Clinical Trial	$****USD
Completion of a clinical trial demonstrating human safety and clinical safety	$****USD
First USA approval of a Biologics License Application	$****USD
First EU approval of a Biologics License Application	$****USD
Cumulative $****in Net Sales	$****USD

4.3      Earned Royalty.

4.3.1     Following first commercial sale of a Licensed Product, Licensee shall pay to Research Institute a non-creditable and non-refundable royalty of **** of Net Sales of Licensed Products defined under subsection (a) or (c) of the definition of Licensed Products during the applicable Royalty Term and Ludwig shall be entitled to receive its share of such royalties paid to Research Institute on a pro rata basis according to the Inter-Institutional Agreement  between Research Institute and Ludwig of Net Sales of Licensed Products during the Royalty Term. Licensee shall not bear any financial responsibility or obligation either to Research Institute or to Ludwig regarding the respective apportionate calculation of royalties paid by Research Institute to Ludwig in connection with the Agreement, which determination is beyond the scope of the Agreement.

4.3.2     In the event that subsection (a) or (c) of the definition of Licensed Product is not applicable, then Licensee shall pay to Research Institute a royalty of **** of Net Sales of Licensed Product defined under subsection (b) of the definition of

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Licensed Product (if applicable). In no event shall a royalty ever be paid at the same time under both Sections 4.3.1 and 4.3.2.

4.3.3     If Licensee challenges any patent of the Licensed Patents and is unsuccessful, then, in addition to all other rights and remedies available to Research Institute, Licensee agrees that the royalty rates set forth above shall be **** for the remainder of the Term.

Net Sales shall accrue with the first of invoice, use or delivery of Licensed Product as part of the first commercial sale of such Licensed Product.

4.4      Royalty Termination.  Upon expiration of the last Licensed Patents covering a particular Licensed Product in a particular country, a royalty will be payable on Technical Information for the remainder of the Royalty Term , which royalty payment will expire after the expiration of Market Exclusivity in such country.

4.5      Sublicensing Payments.  Licensee shall pay to Research Institute **** of all remuneration received by Licensee for each sublicense of the rights to the Licensed Technology granted hereunder, including ****, but excluding ****.  Sublicensing payments shall be made to Research Institute by or on ****. Sublicensing payments expressly exclude ****. In no event will this Section 4.5 apply to any Change of Control of Licensee or its Affiliate or sublicensee or otherwise be deemed to trigger an obligation for Licensee or its Affiliate or sublicensee to pay any amount to Research Institute under this Section 4.5.

4.6      Royalty Payment and Report.  Within **** after the end of each Royalty Period, Licensee shall provide to Research Institute a written report, due even if there are no Net Sales, detailing Licensee’s and each sublicensee’s sales and development activities during the Royalty Period.  Each report shall: (a) be substantially in the form attached as Exhibit E; (b) be certified as accurate and complete by an authorized official of Licensee; and (c) set forth a full accounting of any amounts due, including the description and number of Licensed Products manufactured, used, transferred and/or otherwise disposed of, the calculation of Net Sales of such Licensed Products on a country-by-country basis, including an itemized listing of any allowable deductions or credits, if any, under this Agreement, the total royalty payment and remuneration due during such Royalty Period, any amounts due for milestones, exchange rates used and the method of calculation of amounts due Research Institute for such Royalty Period, including any sublicensing payments and royalties received and payable.  Concurrent with the making of each such report, Licensee shall include payment due.  If no payment is due for the Royalty Period, Licensee shall so state.

4.7      Accounting.  Licensee shall keep and maintain and shall require all of its sublicensees to keep and maintain complete, accurate, and continuous records for a period of ****, which show the manufacture, transfer, use, and other disposition of Licensed Products.  Such records shall include general ledger records showing cash receipts and expenses, and records which include production records, customers, and related information, in sufficient detail to determine the amounts payable hereunder.  Licensee shall permit Research Institute and/or its representatives reasonable access annually during and within ****, to audit during ordinary business hours, such records as may be necessary to verify or determine royalties or other payments paid or payable under this Agreement.  Licensee shall pay Research Institute unpaid amounts due hereunder, plus interest as set forth in Section 4.9 within ****.  Research Institute shall pay the cost and expense of the audit unless the results of the audit reveal an under-reporting or an underpayment due Research Institute of **** or more, in which case Licensee shall reimburse Research Institute for the costs and expenses of the audit within **** after receipt of invoice.

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4.8      Annual Certifications. For so long as Licensee remains a publicly traded company, Licensee shall provide Research Institute with annual certifications regarding Licensee’s compliance with the Sarbanes-Oxley Act regarding internal controls for characterizing royalty payments made under this Agreement

4.9      Interest.  The royalty and other payments set forth in this Agreement shall, if overdue, bear interest until payment at **** or the maximum amount permitted under law, whichever is less.  The acceptance of the payment of such interest shall not foreclose Research Institute from exercising any other rights or remedies it may have.

4.10    Payment Procedures.  All payments due from Licensee hereunder shall be made in U.S. dollars by check or money order payable to the “Research Institute at Nationwide Research Institute Hospital.”  With respect to transfers in countries outside the United States, payments shall be made in U.S. dollars at the rate of exchange published in the Wall Street Journal on the close of business on the last banking day of each Royalty Period in which the royalty accrues.  Such payments shall reference the Research Institute tax identification number **** and shall be remitted to the address for Research Institute specified in Section 12.1 of this Agreement.

4.11    Taxes.  All amounts payable to Research Institute under this Agreement are net of all taxes and other charges, and Licensee shall pay, and shall indemnify and hold the Research Institute harmless against, all taxes, transfer fees and other charges (other than taxes based on Research Institute’s and Ludwig’s income, for which Research Institute and Ludwig shall remain solely responsible and liable) levied by any taxing authority on account of license fees, royalties or any other sums payable under this Agreement.  Licensee shall deliver to Research Institute copies of all official tax receipts.

Article 5

PATENT MANAGEMENT

5.1      Prosecution and Maintenance of Licensed Patents.  Provided that Licensee timely makes all of its payments under this Agreement, Research Institute shall use reasonable efforts consistent with its normal practices to prosecute and maintain the Licensed Patents in the Field of Use and Licensed Territory and Licensee shall cooperate with all lawful requests of Research Institute in effectuating such efforts.

5.1.1    Consultation. Research Institute shall consult with Licensee and keep Licensee reasonably informed regarding the preparation, filing, prosecution and maintenance of the Licensed Patents within the Field of Use and Licensed Territory reasonably prior to any deadline or action with any patent office and use reasonable good faith efforts to implement all reasonable requests made by Licensee regarding such matters.

5.1.2     Control.  Licensee agrees that Research Institute has the sole right without other obligation regarding the Licensed Patents to determine whether or not, and where, to: (a) file and prosecute patent applications; and (b) maintain and defend the patents, including to institute, defend and conduct all interferences, oppositions and other past-grant proceedings.  This Section 5.1.2 shall not govern third-party actions or proceedings, which are governed by Article 6 hereof

5.1.3     Notice.  Licensee shall promptly inform Research Institute of all matters that come to its attention that may affect the filing, prosecution, defense or maintenance of the Licensed Patents.  Licensee certifies to Research Institute on

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behalf of itself and any entity to which it conveys Licensed Rights, that they qualify for “small entity” status pursuant to 13 C.F.R. 121.802 and shall notify Research Institute immediately in the event this no longer is the case. Research Institute shall use its best efforts to promptly notify Licensee, within **** business days of Research Institute ‘s receipt of all matters that come to its attention that may affect the filing, prosecution, defense or maintenance of the Licensed Patents.

5.2      Patent Costs.

5.2.1     Reimbursement.  Licensee shall reimburse Research Institute the amount of ****  to cover past patent costs and expenses in respect of the Licensed Patents that have been incurred by Research Institute prior to the Effective Date, on the Effective Date. Subject to Section 5.2.2, Licensee shall reimburse Research Institute for all documented costs and expenses associated with the preparation, filing and maintenance of the Licensed Patents, arising during the Term, within **** of the date of an invoice.

5.2.2     Notice of Election.  Licensee may elect to discontinue paying for the filing, prosecution, and/or maintenance of any patent or patent application within the Licensed Patents by providing Research Institute with **** prior written notice of such election in which event Licensee shall not be responsible for any such payments after ****.  In the event that Licensee does not provide such notice, Licensee shall remain responsible for the documented costs and expenses incurred by Research Institute.

5.2.3     Loss of Rights, Continuing Payment Obligation.  If Licensee has provided notice of its election to discontinue payment for the filing, prosecution, and/or maintenance of any patent or patent application within the Licensed Patents as set forth in Section 5.2.2, or fails to pay any invoice submitted by Research Institute for those patent costs within **** after the date of that invoice  (with an additional **** period, effective upon receipt of notice by Licensee, to allow Licensee the opportunity to cure any such failure), the corresponding patent or patent application shall be excluded from the Licensed Patents, and all rights relating to those patent applications and patents shall revert to Research Institute without further obligation to Licensee and may be freely licensed by Research Institute to others.  If Licensee elects not to pay the patent costs for the filing, prosecution, and/or maintenance of any patent application or patent in any country or for any patent or patent application, and Research Institute acting in reliance on that election ceases to prosecute that patent application or maintain that patent in that country where Research Institute has a good faith belief it was entitled to continue to prosecute or maintain, then Licensee agrees that it and its sublicensees shall not sell any product or practice any process claimed in that patent as issued, or in the case of an application, claimed at the time Licensee notifies Research Institute of its decision not to support the application, unless Licensee pays royalties under this Agreement on sales in that country at the rate set forth in Section 4.3.2 as if such patent or patent application was included in the Licensed Patents.

5.3      Patent Term Extensions.  For each Licensed Product, the Parties shall discuss in good faith, mutually cooperate and agree in: (a) selecting a patent within the Licensed Patents to seek a term extension for; and/or (b) seeking a supplementary protection certificate in relation thereto from the

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Licensed Patents; each in accordance with the applicable laws of any country.  Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith. Licensee shall reimburse Research Institute for any expenses incurred by Research Institute for the foregoing.

5.4      Challenge.  In the event Licensee intends to challenge the validity or enforceability of any of the Licensed Patents, Licensee agrees that it shall: (a) give Research Institute **** prior written notice; (b) continue to make all payments associated with costs and expenses associated with preparation, filing, and maintenance of the Licensed Patents in escrow or other similar third-party administered trust account; and (c) continue to comply and require any sublicensee to comply with the terms and conditions of this Agreement.  In the event that one or more of the Licensed Patents are found by a court of law or other arbitration tribunal to be invalid or unenforceable, then any funds paid into the foregoing escrow account shall be released in full and paid to ****. For purposes of clarity, no payment (outside the expenses outlined in this Article 5 made to Research Institute is refundable or may be offset, including any amounts paid under this Agreement prior to or during the period of the challenge, even if the challenge is successful or it is otherwise determined that the Licensed Patents do not include valid claims.

Article 6
INFRINGEMENT

6.1      Notice.  Licensee shall promptly notify Research Institute of any actual or suspected infringement of any Licensed Patent and furnish any available evidence thereof (“Infringement Notice”). Both Parties shall use reasonable efforts and cooperate to terminate infringement in the Licensed Territory and within the Field of Use without litigation.

6.2      Research Institute Abatement.  Research Institute shall have the right, but shall not be obligated, to bring, control and settle any action to enforce the Licensed Patents, and, in furtherance of such right, Licensee shall cooperate with Research Institute, including joining the suit as reasonably requested, without expense to Licensee.  Any recovery or damages received in an action brought by Research Institute shall be retained by ****.

6.3      Licensee Abatement.  If, within **** after the date of the Infringement Notice, Research Institute has not acted to abate the alleged infringement, and Licensee has fully cooperated pursuant to Sections 6.1 and 6.2, then Licensee shall have the right, but shall not be obligated, to bring an action to enforce Licensed Patents in the Field of Use and Licensed Territory and, in furtherance of such right, Research Institute hereby agrees that it shall cooperate with Licensee, without expense to Research Institute, but shall not be required to join the suit unless it elects to do so in its sole discretion.  Licensee shall notify Research Institute in writing in the event that Licensee decides to initiate suit. The total cost of any such infringement action commenced or defended solely by Licensee shall be borne by Licensee and from any recovery or damages therefrom shall be ****.

6.4      Settlement.    The abating Party shall have the right to reasonably settle an action filed pursuant to Section 6.3, provided that such settlement does not impose any material obligations on any Party including compromising the Licensed Patents, or admit fault.

Article 7

REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

7.1      Representations and Warranties. Each of Licensee and Research Institute represents and warrants to the other Party that: (a) it is and shall be at all times during the Term a valid legal entity existing under the law of its state of its incorporation with the power to own all of its properties and assets and to carry on its business as it is currently being conducted; (b) the execution and delivery of this

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Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this valid, binding and enforceable Agreement, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion; (c) it shall comply with the terms and conditions of this Agreement and all applicable international, national, or local laws and regulations in its performance under this Agreement and development, manufacture and sale, use, transfer and other disposition of the Licensed Products; and (d) its execution, delivery, and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound. Research Institute represents to Licensee that (a) it has not previously assigned, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology and (b) it is authorized to grant the rights to the Licensed Technology herein to Licensee.

7.2      Disclaimers.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY NOT EXPRESSLY SET FORTH IN THIS ARTICLE 7, AND RESEARCH INSTITUTE AND LUDWIG ON BEHALF OF THEMSELVES AND THEIR AFFILIATES AND SUBSIDIARIES EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM ANY COURSE OF DEALING, USAGE, OR TRADE PRACTICE, WITH RESPECT TO THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE LICENSED TECHNOLOGY; THAT ANY PATENT SHALL ISSUE BASED UPON ANY OF THE PENDING LICENSED PATENTS; THE ACCURACY OF THE TECHNICAL INFORMATION; OR THAT THE MANUFACTURE, USE, SALE, OFFER FOR SALE OR IMPORTATION OF LICENSED PRODUCTS SHALL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS. THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS IS ASSUMED BY LICENSEE.  LICENSEE AGREES THAT IN NO EVENT SHALL RESEARCH INSTITUTE, LUDWIG, THEIR AFFILIATES, SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, STUDENTS, INDEPENDENT CONTRACTORS OR AGENTS, BE RESPONSIBLE OR LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES WHATSOEVER, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY), STRICT LIABILITY, CONTRACT OR OTHERWISE.  THE ABOVE LIMITATIONS ON LIABILITY APPLY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NOTHING SHALL LIMIT RESEARCH INSTITUTE AND LUDWIG REMEDIES OR ABILITY TO RECOVER DAMAGES, INCLUDING INCREASED DAMAGES, FOR WILLFUL INFRINGEMENT IN THE EVENT RESEARCH INSTITUTE AND LUDWIG ASSERTS THEIR INTELLECTUAL PROPERTY RIGHTS.

7.3      No Warranties to Third Parties.  Licensee shall not make any statements, representations or warranties or accept any liabilities or responsibilities whatsoever to or with regard to any person or entity that are inconsistent with this Agreement.

Article 8
INDEMNITY & INSURANCE

8.1      Indemnity.  Licensee on behalf of itself and its sublicensees and subcontractors shall indemnify, hold harmless, and defend Research Institute, Ludwig, their affiliates and subsidiaries, and their respective officers, directors, employees, representatives, students, agents, and independent contractors (“Research Institute and Ludwig Indemnitees”) from and against any and all liability, losses, damages, costs, fees, and expenses, of any kind whatsoever in law or in equity, including reasonable attorneys’ fees, expert witness fees, and court costs, (collectively, “Losses”), that such Indemnitees may suffer resulting from any third party claims, demands, or judgments against such Indemnitee arising out of Licensee’s, its Affiliates or its sublicensees’ and/or any other party to whom access to the Licensed

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Rights are provided by Licensee or its Affiliates: (a) breach of this Agreement or any other agreement of Licensee with a third party relating to the Licensed Technology and/or Licensed Products; (b) exercise or practice of the rights granted hereunder by Licensee, its Affiliates and/or its sublicensees, including the manufacture, sale, offer for sale, importation, keeping, marking or use of Licensed Technology, Licensed Products and product liability relating to the same; (c) negligence, gross negligence or willful misconduct by its or its Affiliates and/or sublicensee, except, in each case of (a), (b), and (c), to the extent that any such claim, demand, or judgment is attributable to: (v) any internal contractual disparity(ies) between Research Institute and Ludwig, including, without limitation, financial disparity(ies); (w) any Losses resulting, directly or indirectly from breach of the Inter-Institutional Agreement between Research Institute and Ludwig, to which Licensee is not a party (x) any breach of this Agreement by any Research Institute and Ludwig Indemnitees; (y) negligence, recklessness or willful misconduct on the part of any Research Institute and Ludwig Indemnitees; or (z) any breach by any Research Institute and Ludwig Indemnitees of any applicable law, rule or regulation.

8.2      Insurance.  Licensee shall obtain and maintain at all times during the Term and after, and shall require its sublicensees, and any subcontractors of any of the foregoing, to obtain and maintain insurance as set forth in Section 8.1 to ensure all obligations to Research Institute and Ludwig and  their affiliates and subsidiaries hereunder, including without affecting the generality of the foregoing: (a) insurance for all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities resulting from, arising out of or relating to this Agreement; and (b) comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carriers in amounts sufficient to cover their respective activities and indemnity obligations.  Further without affecting the generality of the foregoing, such insurance shall: (i) provide an appropriate and standard level of coverage considering the size of Licensee, the type of Licensed Product and standards in the industry, which in any event shall not be less than the amount required to satisfy Licensee’s obligations to Research Institute and Ludwig Indemnitees; and (ii) include Research Institute and Ludwig Indemnitees as additional insureds.  At Research Institute’s request, Licensee shall furnish a certificate of insurance evidencing the policy’s compliance herewith.  Licensee is required to provide Research Institute with **** prior written notice of cancellation or material change in such policy.  Notwithstanding the foregoing, Licensee shall maintain no less than **** in general liability coverage.

8.3      Procedure.  Licensee shall keep Research Institute fully informed in writing on Licensee’s actions regarding the indemnification obligations hereunder and of Licensee’s defense(s) of any claim under this Article 8.  Research Institute and Ludwig Indemnitees shall reasonably cooperate as requested, at the expense of the Licensee, in the defense of the action.  Licensee shall not settle any action without the prior written consent of Research Institute and Ludwig if the terms of such settlement contain admissions of wrongdoing by Research Institute or Ludwig or any covenants or other restrictions affecting Research Institute’s or Ludwig’s ongoing activities or require payment of any consideration to be made by Research Institute or Ludwig.  Licensee shall not make any admission of liability on behalf of Research Institute and Ludwig Indemnitees or make any public statements relating to Research Institute and Ludwig Indemnitees without Research Institute’s and Ludwig’s prior written consent.

Article 9
MARKING, ACKNOWLEDGEMENTS; NO USE OF NAMES OR ENDORSEMENT

9.1      Marking.   Subject to Section 8.1, Licensee may mark Licensed Products with a patent notice in accordance with each country’s patent laws in any country where the Licensed Product is made, sold or imported.  Licensee shall provide and require its sublicensees including its Affiliates to provide notice of the Field of Use and Licensed Territory restrictions to all entities, including subcontractors and customers, to prevent exhaustion of the Licensed Patents and any implied license.

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9.2      Acknowledgements.    Licensee shall also consult with Research Institute and Ludwig and if so requested thereby, include the following statement in its advertising of Licensed Products:  “Invented at and licensed by the Research Institute at Nationwide Children’s Hospital and Ludwig Institute for Cancer Research Ltd.”  A Party may issue a press release or other form of public announcement regarding this Agreement and activities hereunder but only after the other Party has given its written approval, such approval not to be unreasonably withheld.

9.3      No Use of Research Institute and Ludwig Names.  Licensee shall not, without the prior written consent of Research Institute and Ludwig, identify Research Institute, Ludwig, or any affiliate or subsidiary of Research Institute and those of Ludwig, in any advertising or other promotional materials to be disseminated to the public or use the name of Research Institute, Ludwig, their affiliates or subsidiaries or any of its respective faculty members, employees, or students, or any trademark, service mark, trade name, or symbol owned by or associated with Research Institute and Ludwig, and/or any affiliate or subsidiary of Research Institute and Ludwig.

9.4      No Endorsement.  Notwithstanding anything to the contrary, Research Institute and Ludwig do not directly or indirectly endorse any product or service provided, or to be provided, by Licensee and/or sublicensees including the Licensed Product.  Licensee shall not state or imply any endorsement by Research Institute, Ludwig or any of Research Institute’s or Ludwig’s employees.

Article 10
CONFIDENTIALITY

10.1      Definition.  The Parties agree to keep and maintain any information or materials identified as confidential by the disclosing Party (“Disclosing Party”) when provided to the other Party (“Receiving Party”) individually and collectively (“Confidential Information”) in confidence and shall not disclose, use or otherwise make available the Confidential Information during and for **** after the Term except as reasonably necessary to fulfill its obligations or exercise its rights under this Agreement and provided that any party receiving disclosure has agreed to an obligation of confidentiality and prohibition on use at least as protective as this Article 10. In no event shall Licensee or anyone receiving Confidential Information from Licensee use such Confidential Information in any manner detrimental to Research Institute Ludwig, their affiliates, subsidiaries or to their respective rights.  Technical Information shall be deemed the Confidential Information of Research Institute regardless of whether marked as such. Research Institute has the right to disclose Confidential Information received from Disclosing Party to its affiliates, subsidiaries, agents and independent contractors and their respective employees under an obligation of confidentiality at least as stringent as provided for herein.  Licensee remains liable for the compliance of its sublicensees, subcontractors and any other party receiving Confidential Information from Licensee.

10.2    Exceptions.  Confidential Information does not include any information or material that Receiving Party evidences:

10.2.1   by adequate written records that it knew or possessed prior to its receipt from Disclosing Party;

10.2.2   is in the public domain through no act or omission of the Receiving Party or anyone accessing Confidential Information therefrom;

10.2.3   is subsequently lawfully disclosed to Receiving Party by a third party free of any obligations of confidentiality; or

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10.2.4   by adequate and contemporaneous written records is independently developed by employees of the Receiving Party or its affiliates or subsidiaries without knowledge of or access to the Confidential Information.

Confidential Information specific to particular products or circumstances shall not be deemed to be within the exceptions stated in Section 10.2 merely if embraced by general disclosures regarding other products or circumstances. A combination of features shall not be deemed to be within the foregoing exceptions merely if the individual features of such combination qualify.

10.3    Permitted Disclosure.  If Receiving Party is required by law, regulation or court order to disclose the Confidential Information, it shall have the right to do so provided that Receiving Party provides prior written notice to Disclosing Party of such requirement and reasonably assists Disclosing Party in its efforts to obtain a protective order or other remedy of Disclosing Party’s election.

Article 11
EXPIRATION & TERMINATION

11.1    Expiration.  This Agreement commences on the Effective Date and, unless earlier terminated in accordance with the terms of this Agreement, shall expire, on a Licensed Product-by-Licensed Product and country-by-country basis on the expiration of the Royalty Term for such Licensed Product in such country (the “Term”).

11.2    Termination.

11.2.1   Licensee may terminate this Agreement for convenience at any time after the second (2nd) anniversary of the Effective Date by giving written notice to Research Institute at least **** prior to the effective date of termination.

11.2.2   A Party may terminate this Agreement immediately upon notice to the other Party if such Party is in material breach of any provision of this Agreement and such breach is not cured within **** after written notice thereof; provided, however, that with respect to a breach of Licensee’s obligations under Article 3, such notice and cure period shall be **** after written notice thereof is provided and if Licensee reasonably believes that a longer cure period is necessary, Licensee may provide Research Institute with a commercially reasonable written plan to cure such breach within a longer cure period, and such cure period shall be extended for up to an additional **** provided that Licensee is using commercially reasonable efforts to implement such plan and Research Institute will reasonably consider in good faith any additional extension to such cure period for such breach requested by Licensee.

11.2.3   Unless prohibited by law, Research Institute may terminate this Agreement immediately without notice to Licensee in the event of (a) the bankruptcy, insolvency (either a deficit in net worth or the inability to pay debts as they mature), or dissolution of Licensee; (b) Licensee making an assignment for the benefit of its creditors or an offer of settlement, extension, or composition to its unsecured creditors generally; or (c) the appointment of a trustee, conservator, receiver, or similar fiduciary for Licensee for substantially all of the assets of Licensee.

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11.2.4   Research Institute does not license its rights to entities that bring suit or institute proceedings against Research Institute or its affiliates or subsidiaries, and as such, Research Institute may immediately terminate this Agreement, unless prohibited by law, if Licensee or an Affiliate directly or indirectly bring any action or proceeding against Research Institute, regarding the validity or enforceability of the Licensed Patents unless such suit, action or proceeding is in response to any suit, action or proceeding brought by Research Institute.  In the event Research Institute is a prevailing Party, Licensee agrees to promptly pay Research Institute for all costs and expenses of the suit brought by Licensee or an Affiliate including reasonable attorneys’ fees and court costs. Licensee shall include language in all contracts with its subcontractors or sublicensees consistent with this provision and shall terminate such subcontract or sublicense in the event such entity brings suit against  Research Institute, or its affiliates or  subsidiaries. Should any such suit be brought against Research Institute or its affiliates or subsidiaries, Research Institute shall not terminate this Agreement if Licensee promptly exercises its right of termination of the subcontractor or sub-licensee filing or participating as a party in any such suit.

11.3    Consequences of Termination.

11.3.1   Reversion of Rights. Upon termination of this Agreement, all rights granted immediately revert to Research Institute and Ludwig, and Licensee agrees not to practice or have practiced the Technical Information or valid claims of the Licensed Patents.  All Confidential Information of the other Party shall be returned or destruction certified, at the Disclosing Party’s election provided that the Receiving Party shall be permitted to retain one copy of the Confidential Information in order to verify its compliance hereunder. Upon the expiration of the Royalty Term under this Agreement, the licenses granted to Licensee hereunder shall automatically convert to perpetual, irrevocable, royalty-free and fully-paid licenses, at which time Research Institute shall no longer have any further liabilities.

11.3.2   Surviving Rights and Obligations.  The termination or expiration of this Agreement does not relieve either party of its rights and obligations that have previously accrued.  Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement. Without limiting the foregoing, the following provisions shall survive any termination or expiration of this Agreement: Articles 1, 7, 8, 10, 11, and 12 and Sections 4.1, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 5.2.1, 6.4.

11.3.3   Terminal Payment.  If this Agreement is terminated before all the payments that have accrued under this Agreement have been made (including all accrued license fees for the Royalty Period in which the Agreement is terminated), Licensee shall promptly submit a terminal report and payment of all such accrued payments to Research Institute even though the due date has not been reached. Research Institute shall have the right to conduct a final audit in accordance with Section 4.7

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Article 12
MISCELLANEOUS PROVISIONS

12.1      Notices.  All notices required or permitted to be given under this Agreement shall be effective when sent to the applicable Party’s address set forth below or to such other address as may be designated by written notice and given in writing, with reference to this Agreement, and when: (a) delivered personally; (b) sent by electronic mail, receipt confirmed; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) days after deposit with a commercial overnight carrier, with written verification of receipt.

To Research Institute:

Research Institute at Nationwide Children’s Hospital
Attention: Director, Office of Technology Commercialization
(NCH OTC Ref. No. 2015-0277)
700 Children’s Drive
Columbus, Ohio 43205
Phone:  (614) 722 2701
Email:  OTCagreements@nationwidechildrens.org
cc: Legal@nationwidechildrens.org

To Licensee:    AveXis, Inc.

Attention: Sean P. Nolan, CEO, and
Michael Johannesen, General Counsel
2275 Half Day Rd, Suite 160
Bannockburn, IL 60015
Phone:  972.725.7797
Email: snolan@avexis.com;
mjohannesen@avexis.com
cc: tdee@avexis.com

With a copy to (which shall not constitute notice):

Cooley LLP

Attention: Darren DeStefano & Kenneth J. Krisko

One Freedom Square

Reston Town Center 11951

Freedom Drive Reston, VA  20190-5656

Email: kkrisko@cooley.com; ddestefano@cooley.com

12.2    Assignment.  This Agreement is personal to Licensee and may not be assigned, transferred or delegated to a non-affiliated person, in whole or in part, by Licensee without the prior written consent of Research Institute, which shall not be unreasonably withheld.  For the purposes of clarification, consent of Research Institute shall be deemed consent of both Research Institute and Ludwig.  Notwithstanding the foregoing, Licensee may assign any of its rights or delegate any of its obligations under this Agreement without Research Institute’s consent to (i) its Affiliate(s) or subsidiary(ies) or (ii) its successor in interest in connection with any merger, acquisition, consolidation, or sale of all or substantially all of the assets of Licensee, provided that such assignee assumes in writing or under law all of the obligations of Licensee hereunder and notice thereof is provided to Research Institute.  Any attempted assignment, transfer or delegation, including any sublicense or subcontract in contravention with the terms and conditions of this Agreement shall be null and void.  Research Institute has the right to assign or transfer the Licensed Patents, the Technical Information, its obligations and/or benefits hereunder and this Agreement without the consent of Licensee.  This Agreement shall be binding

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on the Parties and their successors and assigns and shall inure to the benefit of the Parties and their permitted successors and assigns. The representations, warranties, covenants, and undertakings contained in this Agreement are for the sole benefit of the Parties and their permitted successors and assigns and shall not be construed as conferring any rights to any third party.

12.3    Entire Agreement; Amendments.  This Agreement including its Exhibits contains the entire understanding of the Parties with respect to the subject matter and supersedes all other prior communications, agreements, or understandings, written or oral.  The Parties may, from time to time during the Term, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officials of both Parties and only if such instrument specifically states that it is an amendment to this Agreement. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed for or against either Party.

12.4    Severability.  The terms and conditions of this Agreement are severable, and in the event that any term or condition of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term or condition shall be reformed if possible, but only to the extent necessary to remove such invalidity, illegality or unenforceability in such jurisdiction and to effectuate the intent of the Parties as evidenced on the Effective Date. If reformation is not possible, then that term or condition shall be deleted and neither the validity, legality or enforceability of remaining terms and conditions nor the validity, legality or enforceability of the deleted term or condition in any jurisdiction it is valid, legal or enforceable shall in any way be affected or impaired thereby.

12.5    Waiver.  No waiver by either Party of any term or condition of this Agreement, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent act or omission, nor shall any delay or omission on the part of either Party to exercise any right, power, or privilege or to insist upon compliance with any term or condition of this Agreement be deemed a waiver of such right, power or privilege or excuse a similar subsequent failure to perform any such term or condition.  All waivers must be in writing and signed by the Party granting such waiver.

12.6    No Agency.  The relationship between the Parties is that of independent contractors.  Neither Party shall be deemed to be an agent, employee, joint venturer or partner of the other and neither Party shall have any right or authority to assume or create any obligation or responsibility on behalf of the other Party or to bind that Party in any manner.

12.7    Governing Law.  This Agreement shall be governed solely by the laws of the state of Ohio, without regard to any choice-of-law provisions, the Uniform Commercial Code or the International Convention on the Sale of Goods.  In any litigation or arbitration arising under or relating to the terms and conditions of this Agreement, the prevailing Party or Parties shall be entitled to recover all documented costs and expenses of the suit, action or proceeding, including reasonable attorneys’ fees and court and/or arbitration costs.

12.8    Jurisdiction and Forum.  The state and federal courts located in Franklin County in the state of Ohio shall have exclusive jurisdiction over any claim or dispute resulting from, relating to or arising out of this Agreement.  Licensee hereby irrevocably consents to the exclusive jurisdiction of such courts and irrevocably waive any claim of inconvenient forum.

12.9    Export Control.  It is understood that Research Institute is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States government and/or may require written assurances by Licensee that it shall not export data or commodities to certain foreign countries without prior approval of such agency. Research Institute neither represents that a license is required, nor that, if required, it shall be issued.

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The Parties have executed this Agreement by their duly authorized officers or representatives, in one or more counterparts, each of which shall be deemed an original but all of which taken together constitute one and the same instrument as of the Effective Date.

RESEARCH INSTITUTE AT NATIONWIDE		AVEXIS, INC.
CHILDREN’S HOSPITAL

By:	/s/Amy Roscoe	By:	/s/Sean P. Nolan
	Amy Roscoe, Vice President Research Planning and Finance		Sean P. Nolan, Chief Executive Officer

Date	08 Sept. 2016	Date	9-9-16

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EXHIBIT A

LICENSED PATENTS

****

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EXHIBIT B

TECHNICAL INFORMATION TRANSFER

****

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EXHIBIT C

DEVELOPMENT PLAN

For each Licensed Product, on a country-by-country basis, provide a reasonably detailed summary of the activities that Licensee plans to undertake to make the Licensed Technology available for sale in the commercial marketplace.

I.	Development Program
	A.	****
	B.	****
	C.	****

II.	Governmental Approval
	A.	Types of Submissions Required
	B.	Government Agency (e.g. FDA, EPA)

III.	Proposed Market Approach

IV.	Competitive Information
	A.	Potential Competitors
	B.	****
	C.	****
	D.	****

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EXHIBIT D
DEVELOPMENT REPORT AND DEVELOPMENT PLAN UPDATE

For each Licensed Product, on a country-by-country basis, provide a reasonably detailed summary of the activities that Licensee has undertaken and plans to undertake to make the Licensed Technology available for sale in the commercial marketplace.

****

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EXHIBIT E
RESEARCH INSTITUTE ROYALTY REPORT

Licensee: _______________________    Agreement No.: ____________________________

Inventor: _______________________     Research Institute File No.: _____________________

Period Covered: From: ______/______/______Through: ______/______/______________

Prepared By: _______________________  Date: _____/______/______________________

Approved By: ______________________  Date: _____/______/___________________

If license covers several major product lines, please prepare a separate report for each line. Then combine all product line into a summary report.

Report Type: ☐ Single Product Line Report:
_____________________________________________________________________
☐ Multiproduct Summary Report: Page 1 of ______ Pages
☐ Product Line Details: Line: ___________ Tradename: ___________
Pages:____________
☐ Report Currency: ☐ U.S. Dollars ☐ Other _________________

Country	Invoice Amount/Amount Received if not invoiced	[*Less: Allowances]	Net Sales	Royalty Rate	Period Royalty Amount
					This Year	Last Year
****
****
****
****

Other:

Total:

Total Royalty:  ______________  Conversion Rate:  ________ Royalty in U.S. Dollars:  $_____________________

The following royalty forecast is non-binding and for Research Institute’s internal planning purposes only:

Royalty Forecast Under This Agreement:  ****

Any other consideration due Research Institute during this Royalty Period:

Annual Payments:  ________________________                           Milestones:  ____________________________

Minimum Royalties:  ______________________                           Sublicense Payments: ________________________

On a separate page, please indicate the reason for returns or adjustments if significant. Also note any unusual occurrences that affect royalty amounts during this period. To assist Research Institute’s forecasting, please comment on any significant expected trends in sales volume.

I certify that this report is accurate and complete: ___________________________

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